UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

February 10, 2004

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRS Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

(973) 837-2700
(Registrant's telephone number, including area code)

Item 5. Other Events

On February 10, 2004, Audible, Inc. (the "Company") issued a press release (the "Press Release") announcing its results for the year and quarter ended December 31, 2003 and the conversion of its Series A and B Convertible Preferred Stock to Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached as Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7. Financial Statements and Exhibits

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Exhibits. 99.1 Press Release dated February 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audible, Inc.

Date: February 10, 2004	By:	/s/ Andrew P. Kaplan

Andrew P. Kaplan Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press release issued by the Company on February 10, 2004.